Exhibit 10.22

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). AS SUCH, THE SECURITIES REPRESENTED BY THIS NOTE ARE “RESTRICTED SECURITIES” AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (A) (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER THE SECURITIES ACT, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (B) PURSUANT TO THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF APPLICABLE STATE, PROVINCIAL AND FOREIGN SECURITIES LAWS OR PURSUANT TO ONE OR MORE EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS, AND (C) IF THE CORPORATION REQUESTS, BASED ON AN OPINION SATISFACTORY TO THE CORPORATION WITH RESPECT TO FOREGOING (A) AND (B) HAS BEEN RENDERED BY COUNSEL.  THE HOLDER HEREOF AGREES THAT (X) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS NOTE WILL BE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT AND (Y) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS NOTE ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

$1,000,000	Redondo Beach, California May 27, 2015

THIRD AMENDED AND RESTATED
SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, HAWKER ENERGY, INC., a Nevada corporation (the “Company”), promises to pay to Oceanside Strategies, Inc. (“Holder”), at 10 Market Street #688, Camana Bay, Grand Cayman KY1-9006, Cayman Islands, or at such other location as is designated by Holder in writing hereunder, the sum of $1,000,000 (or so much thereof as has been advanced to the Company by Holder and is outstanding from time to time), bearing simple interest on the unpaid principal balance of this Note, from the date of each advance of funds under this Note (as reflected on Exhibit A) until this Note is paid in full, at the rate of 12.0% per annum, compounded annually. Interest shall accrue until July 31, 2015, at which time all accrued interest shall be due and payable, and interest shall be paid on the last day of each October, January, April and July thereafter. All principal and accrued but unpaid interest will be due and payable on December 31, 2016 (the “Due Date”). All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind.

1.             Prior Notes and Advances. This Note supersedes and replaces in its entirety three Secured Convertible Promissory Notes, one in the original principal amount of $250,000, a second in the original principal amount of $350,000, and a third in the original principal amount of $25,000 (collectively, “Prior Notes”), which Prior Notes shall be automatically cancelled and of no further force and effect upon execution of this Note by the Company and delivery of the executed original of this Note to Holder. The advances of principal on the Prior Notes are reflected on Exhibit A. Holder shall deliver the originals of the Prior Notes for cancellation concurrently with delivery of this Note to Holder by the Company. Subsequent to the Prior Notes, Holder made additional advances in the aggregate amount of $250,000 as reflected on Exhibit A (the “Additional Advances”). Holder shall also have the option, at any time before the close of business on June 30, 2015, to deliver to the Company an additional $125,000 in immediately available funds. The aggregate principal face amount of this Note represents the outstanding aggregate principal balance of the Prior Notes, the Additional Advances, and the $125,000 that may be delivered as set forth above; however, the actual principal balance shall be based upon the actual amounts of immediately available funds delivered to the Company by Holder. Accrued interest through May 31, 2015 on the Prior Notes and the Additional Advances is also reflected on Exhibit A.

2.             Prepayment. This Note may be prepaid, in whole or in part, by the Company at any time without penalty or premium.

3.             Events of Default. Any of the following events shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay on this Note. The Company fails to pay all amounts owed on the Due Date as required under the terms of this Note.

(b)           Certain Payments. Payments (whether in the form of salary, repayment of obligations of the Company, repurchases of equity interests, or otherwise) are made by the Company to either Darren Katic or Charles Moore at any time that there are outstanding amounts of interest accrued but not paid.

(c)           Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admit in writing its inability, to pay its debts generally as they come due, (iii) makes a general assignment for the benefit of its creditors, (iv) is dissolved or liquidated in full or in part, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing, and an order for relief entered or the proceeding is not dismissed, discharged or stayed within 45 days of commencement.

(d)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced, and an order for relief entered or the proceeding is not dismissed, discharged or stayed within 45 days of commencement.

(e)           Breach. Any material breach by the Company of this Note.

4.             Acceleration. If an Event of Default (other than an Event of Default specified in Section 3(c) or (d)) with respect to the Company occurs and is continuing, then Holder may declare the outstanding principal and accrued interest on this Note and all other payments payable hereunder to be forthwith due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Section 3(c) or (d) occurs and continues, then the outstanding principal and accrued interest on this Note and all other payments payable hereunder shall become and be immediately due and payable without any declaration or other act on the part of Holder. Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No rescission shall affect any subsequent default or impair any right thereto.

5.             Use of Proceeds. The Company shall use the proceeds of this Note to allow the Company to advance funds to TEG Oil & Gas U.S.A., Inc., a Colorado corporation (“TEG”), pursuant to a Secured Subordinated Note due December 31, 2015 (the “TEG Note”), secured by a second priority security interest in all of TEG’s assets. If, at any time while any amount of principal or accrued interest on this Note is still outstanding, all or any portion of the TEG Note balance is repaid to the Company in immediately available funds (e.g., cash), the Company shall immediately use the proceeds of that repayment to prepay this Note.

6.             Conversion of Note. This Note is convertible into shares of Common Stock (“Conversion Shares”), upon the terms and conditions set forth below.

(a)           Voluntary Conversion. All or any portion of the then outstanding principal and accrued interest under this Note may be converted, at any time at the option of Holder, into a number of Conversion Shares computed by dividing that amount by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events, the “Conversion Rate”) to arrive at the number of shares of Common Stock to be issued.

(b)           Conversion Procedure. Before Holder is entitled to receive certificate for Conversion Shares, or any other instruments in connection with a conversion hereunder, Holder shall surrender the original of this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to Holder at the principal office certificates for the number of Conversion Shares to which Holder is entitled upon conversion (bearing any legends that are required by the terms of the conversion and applicable state and federal securities law in the opinion of counsel to the Company), together with any other securities and property to which Holder is entitled upon conversion under the terms of this Note and, if the conversion is for less than all of the then outstanding balance of principal and interest on this Note, a replacement Note of like tenor in the proper denomination.

(c)           No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect the conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of all principal of and accrued interest on this Note and/or payment of all principal and accrued interest, the Company shall be forever released from all its obligations and liabilities under this Note.

(d)           Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of this Note, then, in addition to any other remedies available to Holder, the Company will use its best efforts to take whatever corporate action is, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to a number of shares of Common Stock sufficient for that purpose.

(e)           Adjustment to Number of Conversion Shares.

(i)           In order to prevent dilution of the conversion rights granted under this Note, the number of Conversion Shares issuable upon conversion of this Note shall be subject to adjustment from time to time as provided in this Section 6(e) (in each case, after taking into consideration any prior adjustments pursuant to this Section 6(e)).

(ii)          Except in the case of an event described in Section 6(e)(iii), if the Company, at any time or from time to time after the date of this Note, issues or sells any Common Stock (which, for avoidance of doubt, includes any bundling of securities of the Company that in part comprise Common Stock), or any security of the Company that is readily convertible into Common Stock, without consideration or for consideration per share of Common Stock less than the Conversion Rate, then immediately upon such issuance or sale, the Conversion Rate in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to a Conversion Rate equal to the lowest price per share of Common Stock at which any such share has been issued or sold; provided, that if such issuance or sale was without consideration, then the Company shall be deemed to have received consideration of $0.01 per share.

(iii)         There shall be no adjustment to the Conversion Rate with respect to any security of the Company issued or sold:

(A)           upon conversion of this Note;

(B)           to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Company;

(C)           as a dividend or distribution on Common Stock;

(D)           upon any issuance, exercise or conversion relating to options, warrants or commitments outstanding as of the date of this Note;

(E)           upon any stock split, stock combination or other capital reorganization or the Company;

(F)           upon consolidation or merger of the Company with or into another person;

(G)           upon or in connection with the sale of all or substantially all of the assets of the Company to another person; or

(H)           upon or in connection with any lender financing, equipment leasing or similar transaction.

(f)           Beneficial Ownership. Unless Holder provides the Company with 120 days’ advance written notice, the Company shall not effect any conversion of this Note, and Holder shall not have the right to convert any portion of this Note pursuant to Section 6(a), to the extent that after giving effect to the conversion, Holder (together with Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Holder and its affiliates includes, without limitation, the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but excludes the number of shares of Common Stock that would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by Holder or any of its affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

7.             Security Interest. The Company hereby grants to Holder a security interest in and to (i) all of its right, title and interest under the TEG Note and the Deposit, including all collateral security rights related thereto (subject to the Company’s obligations and restrictions under the intercreditor agreement with TEG’s first lien lender), and (ii) all of its right, title and interest in SCNRG, LLC, a wholly owned subsidiary of the Company that owns the oil producing property known as the DEEP Lease (subject to SCNRG, LLC’s royalty and net profits interest obligations with respect thereto) and all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the foregoing.

8.             Attorneys’ Fees. If any action is instituted on this Note, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled. Diligence, demand, presentment, notice of dishonor, and protest are waived by the Company, and any and all makers, sureties, guarantors, and endorsers of this Note, and their successors and assigns. Time is of the essence for every obligation under this Note.

9.             Usury. It is the express intent of the Company and Holder that the payment of all or any portion of the outstanding principal amount of and accrued interest under this Note be exempt from the application of any applicable usury or similar laws under any state, federal or foreign jurisdiction. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all Note principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any state, federal or foreign jurisdiction. Notwithstanding the foregoing, if any interest paid on this Note is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

10.           Unconditional Obligation; Waivers.

(a)           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof.

(b)           The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which Holder had or is existing hereunder.

11.           Notices. All notices and other communications provided for hereunder shall be in writing and delivered, mailed or transmitted by any standard form of electronic communication. Notices and other communications to the Company shall be directed to it at 326 S. Pacific Coast Highway, Suite 102, Redondo Beach, California 90277, attention: Darren Katic, President, dkatic@hawkerenergyllc.com; and notices and other communications to Holder shall be directed to it at its address at 10 Market Street #688, Camana Bay, Grand Cayman, KY1-9006, Cayman Islands, attention: Dain Currie, info@oceansidestrategies.com; or, as to each party, at such other address as shall be designated by that party in a written notice to the other party pursuant hereto. Any notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with that service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when e-mailed, upon confirmation of receipt. Any party may by notice so given change its address for future notice hereunder.

12.           Payment. Payment shall be made in lawful tender of the United States.

13.           No Third Party Rights. Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note.

14.           Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (or any security issued on conversion of this Note), the Company will issue a replacement instrument, at Holder’s expense, in lieu of the lost, stolen, destroyed or mutilated instrument, provided that Holder indemnifies the Company for any losses incurred by the Company with respect to this Note.

15.           Amendment. Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and Holder.

16.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the United States of America and the State of California, without application of conflicts of law principles.

[Signatures on following page]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the day and year and at the place first above written.

HAWKER ENERGY, INC.

By:	/s/ D. Katic
Darren Katic, President

Acknowledged and Agreed: OCEANSIDE STRATEGIES, INC.

By:	/s/ D. Currie
Dain Currie

Its: